UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2024

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2024, Dr. Moncef Slaoui, Ph.D., agreed to serve as a member of the Board of Directors (the “Board”) of Arcturus Therapeutics Holdings Inc. (the “Company”), until the Company’s next annual meeting of stockholders or until Dr. Slaoui’s successor is duly elected and qualified. There is no arrangement or understanding between Dr. Slaoui and any other person pursuant to which Dr. Slaoui was selected and appointed by the Company’s Board as a director of the Company and there is no family relationship between Dr. Slaoui and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Dr. Slaoui which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Dr. Slaoui will receive compensation similar to the other non-employee members of the Board as described in the Company's Proxy Statement for the 2024 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 29, 2024.

Moncef Slaoui, Ph.D., age 64, served as a Partner at Medicxi, a venture capital firm, from July 2017 to March 2021. In May 2020, Dr. Slaoui was appointed as chief advisor to the White House’s Operation Warp Speed initiative, the administration’s national program to accelerate the development, manufacturing, and distribution of COVID-19 vaccines, therapeutics, and diagnostics, where he served until January 2021. Dr. Slaoui served on the board of directors of Vaxcyte, Inc., a publicly traded biotechnology company (NASDAQ: PCVX), from July 2017 to March 2021 and served as the Chairman from May 2018 to March 2021. From September 1988 to July 2017, Dr Slaoui was employed at GlaxoSmithKline plc (“GSK”), a multinational pharmaceutical company (NYSE: GSK). Between 1988 and 2003, he served in various R&D leadership roles in GSK’s vaccine division. From June 2009 to June 2017, Dr. Slaoui served as the Chairman of Vaccines at GSK, and from June 2003 to June 2006, he served as head of Worldwide Business Development at GSK. From March 2006 to July 2017, he served as Chairman of GSK Pharmaceutical R&D. Dr. Slaoui currently serves on the boards of directors of private biotechnology companies, including ALTESA Biosciences and ZephyrAI. From July 2017 to May 2020, Dr. Slaoui served on the board of directors of Moderna, Inc., a biotechnology company, and from April 2020 to May 2020, Dr. Slaoui served on the board of directors of Lonza Group Ltd. From 2016 to March 2021, Dr. Slaoui served as Chairman of the board of directors of Galvani Bioelectronics, a company launched in November 2016 that GSK jointly owns with Verily Life Sciences. From 1984 to 1988, Dr. Slaoui served as a professor of Immunology at the University of Mons, Belgium. Dr. Slaoui holds a Ph.D. in Molecular Biology and Immunology from the Université Libre de Bruxelles, Belgium. The Nominating and Corporate Governance Committee of the Board, and the Board, believe that Dr. Slaoui’s depth of vaccine industry and public company experience provides valuable operational, strategy and management skills to the Board.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2024, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Dr. Slaoui. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 20, 2024, issued by Arcturus Therapeutics Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: June 24, 2024
	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer